Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Syniverse
Helen Harris
Office: (813) 273-3939
Mobile: (813) 431-5298
helen.harris@syniverse.com

EDS
Kevin Lightfoot
EDS
Office: (972) 605-3414
kevin.lightfoot@eds.com

Syniverse Technologies to Acquire

EDS Interoperator Services In North America

Tampa, Fla. – August 26, 2004 – Syniverse Technologies (www.syniverse.com), a global communications technology company, today announced it has signed a purchase agreement to acquire EDS Interoperator Services North America (IOS North America) for approximately $57 million payable in cash. The transaction is subject to customary regulatory approval and financing and is expected to close in the third quarter of this year. IOS North America is currently owned by Electronic Data Systems Corporation (EDS).

Located in Maynard, Mass., IOS North America is a third party clearinghouse service provider for wireless carriers worldwide. The company offers services for voice and data providers including clearing and settlement for roaming and business intelligence reporting.

Syniverse, formerly TSI Telecommunication Services Inc., was purchased by GTCR Golder Rauner and Chief Executive Officer G. Edward “Ed” Evans in a leveraged buyout from Verizon Information Services in February 2002. Syniverse’s position as an independent company launched a growth strategy that includes expanding through organic growth and merger and acquisition activities. The acquisition of IOS North America is the third acquisition made by Syniverse since becoming a privately held corporation. It immediately adds 28 new clearing customers to Syniverse’s growing worldwide customer base of approximately 300 wireless, wireline and Wi-Fi providers.

“The acquisition of IOS North America is an excellent fit for Syniverse and aligns with our strategy to grow our business, maximize profitability and strengthen our leadership position in the wireless industry,” said Syniverse CEO Ed Evans. “The two companies’ combined expertise, technology applications and history of providing industry-leading solutions for more than 15 years is a tremendous asset to the wireless industry.”

Clearinghouses provide seamless and independent services to manage domestic and international roaming between wireless networks and providers, allowing wireless customers to use their services outside their home coverage areas. The clearinghouse enables service providers to settle transactions between each other and accurately bill customers. The introduction of third generation (3G) wireless devices and the development of new services such as Wi-Fi have increased the operational difficulties of roaming and clearing and settlement between multiple business partners.

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Syniverse Technologies • One Tampa City Center, Suite 700, Tampa, FL 33602 • Tel +1 888.724.3579 • Outside North America +1 813.209.5944

www.syniverse.com

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“Today we offer the industry a robust, comprehensive suite of clearing and settlement services,” said Evans. “Through the extraordinary talent and expertise that both companies possess, we will lead the industry toward seamless 3G services and provide state-of-the-art interoperability solutions that resolve the complexities of clearing and settlement across technologies and geographies.”

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About Syniverse

Syniverse Technologies enables global communications by developing innovative business and network engineering solutions that manage and interconnect voice and data systems in more than 30 countries throughout the Americas, Asia Pacific and Europe. Syniverse provides technology interoperability, network services and number portability to nearly 300 mobile operators, wireline carriers, emerging telecom market entrants and enterprise customers. Products include SS7 intelligent network solutions, clearing and settlement services, voice and data roaming facilitation, revenue enhancement solutions and more than 25 other integrated services. Headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout North America and in The Netherlands, Syniverse has a global sales force in London, Luxembourg, Rome, Beijing, Hong Kong, Rio de Janeiro and Belo Horizonte. For more information, visit www.syniverse.com.

CUSIP: 87287VAB8 Bloomberg Tickers: SYNVER (Bond) 32497Z (Equity)

Cautions about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.